PROMISSORY NOTE

$150,000.00	New York, New York
Dated: September 30, 2006

For Value Received, Call Compliance, Inc., a New York corporation (“Maker”), promises to pay to Nascap Corp., a New York Corporation (“Payee”), in lawful money of the United States of America, the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) (the “Principal Amount”), together with interest at a rate equal to twelve percent (12%) per annum in the manner provided below; provided, that during the occurrence of any Event of Default, interest shall be payable at a rate equal to sixteen percent (16%) per annum (the “Default Rate”). Interest shall be calculated on the basis of a year of 365 days and the actual days elapsed.

1.  PAYMENTS

1.1  PRINCIPAL AND INTEREST

The principal amount of this Note, together with all outstanding accrued interest thereon, shall be due and payable upon written demand of the Payee. All accrued interest shall be paid to Payee in arrears on the ____ day of each month commencing on September ___, 2006.

1.2  MANNER OF PAYMENT

All payments of principal and accrued interest on this Note shall be made to Payee at 7 Purdue Road, Glen Cove, New York 11542, or at such other address as Payee shall designate to Maker in accordance with Section 4.9 of this Note. If any payment of principal or interest on this Note is due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday or other day on which banks are required or authorized by law to be closed in the State of New York.

1.3  PREPAYMENT

Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note.

2.  DEFAULTS

2.1  EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an event of default hereunder (each an “Event of Default”):

(a)  if a default by Maker shall occur (and continue beyond any applicable cure or grace period) under any other agreement (other than this Note) to which the Maker is a party evidencing any indebtedness of Maker (including any Guaranty by Maker of the indebtedness of any other party) or evidencing or providing any mortgage, security interest, lien or encumbrance on or pledge of any asset or property of Maker securing the payment of such indebtedness of the Maker’s obligations;

(b)  if a default by Maker shall occur (and continue beyond any applicable cure or grace period) under the Security Agreement annexed hereto as Exhibit A (the “Security Agreement”);

(c)  if the guarantor (the “Guarantor”) under that certain Guaranty Agreement annexed hereto as Exhibit B (the “Guaranty Agreement”) shall fail to perform any of its obligations under the Guaranty Agreement;

(d)  if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Maker, Guarantor, or any of their respective shareholders shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due;

(e)  if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker, Guarantor or any of their respective shareholders in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker, Guarantor or substantially all of each of their respective properties, or (iii) orders the liquidation of Maker or Guarantor and in each case the order or decree is not dismissed within sixty (60) days;

(f)  any money judgment, writ or warrant of attachment, or similar process in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be entered or filed against the Maker, Guarantor or any of each of their respective assets and/or properties which remains unpaid, unvacated, unbonded or unstayed for a period of thirty (30) or more days;

(g)  if the Maker or Guarantor (i) is merged or consolidated with another entity without the prior written consent of the Payee (ii) is dissolved or ceases to exist as a corporation or (iii) whether in one or a series of transactions, sells or otherwise transfers more than fifty percent (50%) of its assets (other than inventory in the ordinary course of business), or in each of cases (i), (ii) or (iii) enters into an agreement to take such actions;

(h)  this Note or the Security Agreement shall be disaffirmed or shall terminate, be terminable or be terminated or become void, invalid or unenforceable or otherwise cease to be in full force and effect for any reason whatsoever other than the expiration of this Note following the payment of all obligations of the Maker to the Payee;

(i)  the Maker shall assert the invalidity or unenforceability of the Note or the Security Agreement or the Guarantor shall assert the invalidity or unenforceability of the Guaranty Agreement;

(j)  any representation or warranty made by the Maker in this Note or in the Security Agreement shall prove to have been false in any material respect when made; or

(k)  any covenant or agreement made by the Maker in this Note or in the Security Agreement (and not covered by (a)-(i) above) is breached, violated, or not complied with and not cured within ten (10) business days upon written notice to Maker.

2.2  NOTICE OF DEFAULT BY MAKER

Maker shall promptly notify Payee of the occurrence of any Event of Default of which Maker acquires knowledge.

2.3  REMEDIES

Upon the occurrence and continuation of an Event of Default hereunder, Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid Principal Amount of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and/or (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note (and/or exercise its rights under the Security Agreement and/or Guaranty Agreement). Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, the Security Agreement or the Guaranty Agreement, including, without limitation, reasonable attorneys' fees and the reasonable expenses and the fees and expenses of Payee’s expert witnesses. The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Maker a right to cure any default.

2.4  SECURED NOTE

The payment of all amounts owed by Maker and the performance by Maker of all of its duties and obligations under this Note are secured by the Security Agreement and Guaranty Agreement.

2.5  USE OF PROCEEDS

The proceeds of this Note shall be used by Maker for general corporate purposes.

3.  REPRESENTATIONS AND WARRANTIES

3.1  Due Authorization; Effect of Transaction

Except as would not have an adverse affect on Payee’s rights under the Note or the Security Agreement, no provision of Maker’s Certificate of Incorporation or By-Laws, or of any agreement, instrument, or any applicable law to which it is a named party or by which any it is bound has been, or will be violated by, (a) the execution by Maker of this Note or the Security Agreement, or (b) the performance or satisfaction of any agreement or condition herein or therein contained upon its part to be performed or satisfied. All requisite corporate and other authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery by all of the parties thereto, this Note and the Security Agreement will be a legal, valid, and binding obligation of Maker, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Maker is not in default in the performance, observance, or fulfillment of any of the terms or conditions of its Certificate of Incorporation or By-Laws. No consent, authorization, waiver by or filing with any governmental agency, administrative body or other third party is required in connection with the execution, delivery or performance of this Note or the Security Agreement by Maker.

3.2  Solvency

Maker is not now insolvent nor will it be rendered insolvent by complying with the provisions contemplated by this Note or the Security Agreement. As used in this section, “insolvent” means that the sum of the debts and other probable liabilities of Maker exceeds the present fair saleable value of its assets on a consolidated basis.

3.3  Organization and Corporate Power

Maker is a corporation duly organized, validly existing, and in good standing under the laws of New York and is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases properties, conducts operations, maintains a stock of goods, or is otherwise required to be qualified, except where the failure to so qualify and be in good standing would not have a material adverse effect on its financial condition, business, operations, properties, or assets. Maker has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

3.4  Litigation and Claims

Maker represents and warrants that there are no actions, suits, proceedings or investigations pending or, to the knowledge of Maker, threatened against or affecting the Maker before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the Maker or which may materially adversely affect the financial condition, stockholders’ equity, contingent liabilities, prospects, material agreements, results of operations, properties, assets or business of the Maker, taken as a whole or the ability of the Maker to perform its obligations under this Note or the Security Agreement.

4.  MISCELLANEOUS

4.1  WAIVER GENERALLY

The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note.

4.2  WAIVER BY MAKER

Maker hereby waives all right to notice of acceptance, default, presentment, and notice of dishonor.

4.3  SEVERABILITY

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

4.4  APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL

THIS NOTE AND THE RELATED SECURITY AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. MAKER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST MAKER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE MAY BE INSTITUTED IN ANY STATE COURT OF GENERAL JURISDICTION LOCATED IN THE STATE AND COUNTY OF NEW YORK OR THE UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND MAKER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF SUCH COURTS. MAKER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS ARISING OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY POSTAGE PREPAID CERTIFIED OR REGISTERED FIRST-CLASS MAIL, RETURN RECEIPT REQUESTED, TO MAKER. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHT OF PAYEE TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY APPROPRIATE JURISDICTION. IN THE EVENT OF LITIGATION BETWEEN PAYEE AND MAKER OVER ANY MATTER CONNECTED WITH THIS NOTE, THE RIGHT TO A TRIAL BY JURY IS HEREBY WAIVED BY MAKER AND PAYEE.

4.5  PARTIES IN INTEREST

This Note is non-negotiable and may not be sold, assigned or otherwise transferred (except under will or laws of succession applicable to Payee) without the prior written consent of Maker and Payee and shall bind both parties hereto and their respective heirs, successors and permitted assigns.

4.6  SECTION HEADINGS; CONSTRUCTION

The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

4.7  USURY SAVINGS CLAUSE

Anything in this Note to the contrary notwithstanding, the obligation of the Maker to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the extent that the Payee’s receipt thereof would not be permissible under the law or laws applicable to it limiting rates of interest which may be charged or collected by it. Any such amount of interest which is not paid as a result of the limitation referred to in the preceding sentence shall be carried forward and paid by the Maker to the Payee on the earliest date or dates on which any interest is payable under this Note and on which the receipt thereof is permissible under the laws applicable to the Payee limiting rates of interest which may be charged or collected by the Payee. Such payment shall be made as additional interest for the month preceding such interest payment date. Such deferred payments shall not bear interest.

4.8  TIME OF THE ESSENCE

Wherever time is specified for the doing or performance of any act herein, time shall be considered of the essence.

4.9  NOTICES

Any notice, demand, claim or other communication under this Note or under the Security Agreement shall be in writing and shall be sent by certified mail, return receipt requested, postage prepaid; telegraph; facsimile transmission (with proof of sending); or overnight courier to the following addresses (or to such other address as a party to receive such notice shall specify to the other parties hereto in accordance with the provisions of this section):

If to Payee:

Nascap Corp.
7 Purdue Road
Glen Cove, New York 11542

If to Maker :

Call Compliance, Inc.
90 Pratt Oval
Glen Cove, New York 11542

All such notices and communications shall be deemed effective as follows: if mailed, on the third business day following deposit in the mail, or if by overnight courier, on the day following delivery to the courier; provided, that if such day is not a business day, such notice or communication shall be deemed effective on the next succeeding business day.

(signature page follows)

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

CALL COMPLIANCE, INC. (Maker)

By:
Name:
Title:

Exhibit A

Security Agreement

SEE ATTACHED.

Exhibit B

Guaranty Agreement

SEE ATTACHED.